Exhibit 10(h)

AMENDMENT

TO

SOUTHERN UNION COMPANY
DIRECTORS’ DEFERRED COMPENSATION PLAN

Pursuant to Section 11.1 of the Southern Union Company Directors’ Deferred Compensation Plan (the “Plan”), the Plan is amended as set forth below.

1.           Effective April 1, 2007, Section 3.2 of the Plan, entitled Southern Union’s Matching Contributions, is amended to add a third and final sentence, to read as follows:

The preceding provisions of this Section 3.2 notwithstanding, with respect to Participant Deferral Contributions attributable to Directors’ Fees paid on or after April 1, 2007, Southern Union’s Matching Contributions shall be zero percent of the Participant’s Deferral Contributions.

2.           Effective April 1, 2007, Section 5.2 of the Plan, entitled Forfeitures, is amended to read as follows:

5.2    Forfeitures.    That portion of a Participant’s Account that is not vested upon the Participant’s termination of service as a Director of Southern Union and that is forfeited shall be used to pay expenses relating to the Plan.

EXECUTED this 27th day of March, 2007.

                        SOUTHERN UNION COMPANY

                        By:  /s/ Richard N. Marshall
                      Officer